Exhibit 10.18

Share Exchange Agreement

Transferor (Party A): Mr. Anyuan Sun

Transferee (Party B): Wenzhou Xibolun Automation Project Technology Co., Ltd.

The registered capital of the Sino-foreign joint venture Wenzhou Xibolun Fluid Equipment Co. is RMB 1,000,000. Anyuan Sun contributed capital of RMB 700,000, 70% of the registered capital. Hong Kong Xibolun Technology Ltd. contributed capital of RMB 300,000, 30% of the registered capital. Currently because Mr. Anyuan Sun intends to focus on other areas, with consent of the other investor, he decides to transfer all of his shares in the joint venture to Wenzhou Xibolun Automation Project Technology Co., Ltd.

I.	Parties’ Names and Addresses:

Party A: Anyuan Sun

ID Card Number: 330321197701222711

Legal Address: 51 Daliangqiao Rd, Shacheng Town, Longwan District, Wenzhou

Postal Code: 325025

Phone Number: 1385772273

Nationality: China

Party B: Wenzhou Xibolun Automation Project Technology Co., Ltd.

License Number: 330300400008142

Legal Address: Room 103, Office Building of Management Committee, 8 Binhai Second Rd, Longwan District, Wenzhou

Phone Number: 13099887999

II.	Share Transferred and Consideration: Party A transfers 70% of shares in Wenzhou Xibolun Fluid Equipment Co. (has finished the capital contribution which has been verified by an accounting firm) to Party B with original price. The consideration is RMB 700,000.

III.	Payment Term and Method: The consideration of share transfer will be delivered out of book within 60 business days after the approval of the industry and commerce bureau.

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IV.	Rights and Obligations: On the day when the share transfer is closed, all the rights and obligations regarding Wenzhou Xibolun Fluid Equipment Co. that Party A owns are transferred to Party B. However, the dividend right of Party A is terminated on the day when the approval authority approves the transfer.

V.	Liability for Breach of Contract: (1) If Party B does not pay for the transfer consideration timely, he should pay for late fee RMB 7,000 every day. If it is overdue over one month, the late fee should be doubled, and the transfer will be terminated. (2) If Party A does not transfer the right timely, it should compensate all loss incurred.

VI.	Dispute resolution: For any dispute, Party A and Party B shall negotiate for settlement. If it cannot be settled, either party can submit it to Longwan District Court for suit according to Contract Law of the People's Republic of China.

VII.	Agreement Execution and Termination: This agreement is effective after the approval by the original approval authority. It is terminated after both parties perform it.

VIII.	This agreement is signed by the representatives of both parties at Wenzhou, China on May 20, 2013. It has 8 originals, with Party A and Party B each holding one copy, Wenzhou Xibolun Fluid Equipment Co. holding one copy for record, and other being submitted to relevant authorities for record.

Party A: Gongqi Xiang (Signature)

Party B: Wenzhou Xibolun Automation Project Technology Co., Ltd. (Signature and Seal)

2013-5-20

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